UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 20, 2019

Date of Report (Date of earliest event reported)

EVIO, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-12350	47-1890509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340 W. Horizon Ridge Parkway, Ste 120 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 748-9944

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company X

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2019, EVIO Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “MIPA”) with Green Analytics Massachusetts, LLC (“Green Analytics”) to sell forty-nine percent (49%) of the Company’s membership and economic interests in Viridis Analytics, MA LLC d/b/a EVIO Labs MA (“Viridis”).

Pursuant to the MIPA, Green Analytics shall pay the aggregate the sum of $900,000, consisting of the sum of $700,000 to the Company, payable in cash or cash equivalent (the “Cash Contribution”), and payment of the initial $200,000 license fee due from Viridis to Steep Hill, Inc. (“Licensor”). Within 30 days after the effective date of the MIPA, Green Analytics will pay initial license fee to Licensor for the exclusive license to use the “Steep Hill” name and intellectual property in Massachusetts. Such amount will be credited to the capital account of Green Analytics. Thereafter, Viridis shall be responsible for the remaining $100,000 license fee (and any subsequent license fees) due to Licensor as and when the same are due. Viridis will file documents and obtain approval from the Massachusetts Cannabis Control Commission and the City of Framingham to operate as “Steep Hill Massachusetts.”

The Company intends to use the full Cash Contribution as a capital contribution to Viridis and not keep any portion of the Cash Contribution for itself. Green Analytics further agreed to provide a loan to Viridis of up to a maximum amount of $200,000, upon request from Viridis.

The closing of the transactions contemplated by the MIPA is subject to approval from the Massachusetts Cannabis Control Commission.

The MIPA otherwise contains standard terms and conditions. The foregoing discussion is for summary purposes only and is qualified in its entirety by the actual terms of the MIPA, which is included herewith as an exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 20, 2019, Viridis Analytics MA, LLC (“Viridis”), a wholly owned subsidiary of EVIO Inc., entered into a Loan and Security Agreement (the “Loan Agreement”) with Green Analytics for a loan (the “Loan”) not to exceed principal sum of Seven Hundred Thousand United States Dollars ($700,000 USD). Both William Waldrop and Lori Glauser have each agreed to personally guarantee the Loan. The Loan Agreement otherwise contains standard terms and conditions. The foregoing discussion is for summary purposes only and is qualified in its entirety by the actual terms of the Loan Agreement, which is included herewith as an exhibit.

Forward-Looking Statements

Statements contained in this current report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this current report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement with Green Analytics
10.2	Loan Agreement between Viridis and Green Analytics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVIO, INC.,

Date: November 26, 2019	By:	/s/ William Waldrop
William Waldrop
Chief Executive Officer